Exhibit 99.1

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Page No

Report of Independent Registered Certified Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2006 (Unaudited ) and September 30, 2006	F-3

Consolidated Statements of Losses for the three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-4

Consolidated Statements of Stockholders' Equity for the period from September 15, 2005 (date of inception of development stage) through September 30, 2006 (audited) and three months period ended December 31, 2006 (Unaudited)
F-5

Consolidated Statements of Cash Flows for three months ended December 31, 2006 (Unaudited) and year ended September 30, 2006, and for the period from September 15, 2005 (date of inception of development stage) through December 31, 2006
F-6

Notes to Consolidated Financial statements	F-7 ~ F-19

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Shareholders
Peace Oil Corp.
Calgary, Alberta Canada

We have audited the accompanying balance sheet of Peace Oil Corp. (the “Company”), as of September 30, 2006 and the related consolidated statement of losses, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
April 20, 2007

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2006	September 30, 2006
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$685,659	$1,731,041
Total current assets	685,659	1,731,041

Investment in Joint Venture (Note B)	-	-

Total Assets	$685,659	$1,731,041

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,766	$12,815
Cash advances from Joint Venture Partner (Note C)	629,323	1,593,163
Note Payable - related parties (Note D)	224,471	224,471
Redeemable preferred shares (Note E)	5,686,572	5,686,572
Total current liabilities	6,556,132	7,517,021

Commitment and contingencies (Note G )

Deficiency in Stockholders' equity:
Common stock, no par value per share; unlimited shares authorized; 800 shares issued and outstanding (Note F)	90	90
Accumulated other comprehensive income: Foreign currency translation adjustment	(9,957)	-
Deficit from inception of development stage	(5,860,606)	(5,786,070)

Total deficiency in stockholders' equity	(5,870,473)	(5,785,980)

Total liabilities and deficiency in stockholders' equity	$685,659	$1,731,041

See accompanying footnotes to financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF LOSSES

			For The Period From
			September 15, 2005
			(date of inception of
	Three Months	Year	development stage)
	Ended December 31, 2006	Ended September 30, 2006	Through December 31, 2006
	(Unaudited)	(Audited)	(Unaudited)
Operating expenses:
Selling, general and administrative expenses	$74,536	$99,498	$174,034
Non-cash compensation	-	5,686,572	5,686,572
Total operating expenses	74,536	5,786,070	5,860,606

Loss from operations	(74,536)	(5,786,070)	(5,860,606)

Interest income (expense), net	-	-	-
Loss from operations before income taxes	(74,536)	(5,786,070)	(5,860,606)

Provision for income taxes (Note H)	-	-	-

Loss available to common stockholders	(74,536)	(5,786,070)	(5,860,606)

Other comprehensive income (loss): foreign currency translation loss	(9,957)	-	(9,957)

Comprehensive loss	$(84,493)	$(5,786,070)	$(5,870,563)

Loss per common share (basic and diluted)	$(93.17)	$(7,232.59)	$(7,325.76)
Weighted average shares outstanding	800	800	800

See accompanying footnotes to consolidated financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM SEPTEMBER 15, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE)
THROUGH SEPTEMBER 30, 2006 (AUDITED)
AND THREE MONTHS PERIOD ENDED DECEMBER 31, 2006 (UNAUDITED)

	Common Stock
	Number of Shares	Amount	Foreign Currency Translation Adjustment	Deficit from inception of Development Stage	Total

Balance as of September 15, 2005	-	$-	$-	$-	$-

Balance at October 1, 2005	-	-	-	-	-

Issuance of common stock in October 2005 in exchange for cash, net of costs and fees at $1.00 per share	100	90	-	-	90

Cancellation of original common stock issued in April 2006	(100)	(90)	-	-	(90)

Issuance of new common in accordance with recapitalizaton in April 2006	800	90	-	-	90
Net loss	-	-	-	(5,786,070)	(5,786,070)

Balance at September 30, 2006	800	90	-	(5,786,070)	(5,785,980)
Foreign currency translation adjustment	-	-	(9,957)	-	(9,957)
Net loss	-	-	-	(74,536)	(74,536)
Balance at December 31, 2006	800	$90	$(9,957)	$(5,860,606)	$(5,870,473)

See accompanying notes to financial information

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2006	Year Ended September 30, 2006	For the Period From September 15, 2005 (date of inception of development stage) Through December 31, 2006
Cash flows from operating activities:	(Unaudited)	(Audited)	(Unaudited)

Net loss	$(74,537)	$(5,786,070)	$(5,860,606)

Adjustments to reconcile net loss to net cash (used in) operating activities:

Non cash compensation	-	5,686,572	5,686,572
Increase (decrease) in:
Accounts payable and accrued liabilities	2,951	12,815	15,767

Net cash used in operating activities	(71,586)	(86,683)	(158,267)

Cash flows from investing activities:	-	-	-

Net cash used in investing activities	-	-	-

Cash flows from financing activities:

Net (payments for) proceeds from Joint Venture Partner cash call obligations	(963,841)	1,593,163	629,323
Net proceeds received from related party loans	-	224,470	224,470
Proceeds from sale of stock	-	90	90

Net cash (used in) provided by financing activities	(963,841)	1,817,723	853,882

Effect of exchange rates on cash	(9,956)		(9,956)

Net (decrease) increase in cash and cash equivalents	(1,045,382)	1,731,040	685,659

Cash and cash equivalents at the beginning of the period	1,731,041	-	-

Cash and cash equivalents at the end the period	$685,659	$1,731,040	$685,659

See accompanying footnotes to financial statements

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The financial statements include the accounts of Peace Oil Corp. (the “Company”) and, unless indicated otherwise, are presented in U.S. Dollars.

Peace Oil Corp. was incorporated as 1192819 Alberta Corp on September 15, 2005 under the Alberta Business Corporations Act and subsequently was changed to Peace Oil Corp. on October 28, 2005. The Company commenced operations in January 2006.

The Company is in the business of oil sands development. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in Canada. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through September 30, 2006 and December 31, 2006, the Company has accumulated losses of $5,786,070 and $5,860,606, respectively

The Company holds a 30% undivided working interest in 86,400 acres of prospective oil sands leases within the Peace River and Athabasca Oil Sands areas located in north-central Alberta (See Note B).

Investment in unconsolidated subsidiary

Investee entities that the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, among others, representation of the company’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the company including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the company. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impaired value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)
Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings (Loss) Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. During the year ended September 30, 2006 and three months ended December 31, 2006, convertible debt and security, stock options and warrants were excluded as common stock equivalents in the diluted earnings per share because they are anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the three months ended December 31, 2006 and year ended September 30, 2006, the Company incurred advertising costs of $1,104 and $2,011, respectively.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at the rates of exchange at the balance sheet date, and related revenue and expenses are translated at average monthly exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred loss from operations of $74,536 for the three months ended December 31, 2006 and $5,786,070 for the year ended September 30, 2006, respectively. The Company's current liabilities, on a consolidated basis, exceeded its current assets by $5,870,473 as of December 31, 2006.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial condition or results of operations.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

New Accounting Pronouncements (Continued)

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - INVESTMENT IN NORTH PEACE JOINT VENTURE

In December 2005, the Company entered into a “Joint Venture Agreement” (“Joint Venture”) with North Peace Energy, Inc. (“North Peace”) to develop and exploit their joint Red Earth oil field property (“JV Lands”) located in Alberta, Canada. In exchange for completing the drilling program by December 14, 2006, consisting of drilling six vertical test wells and completing and testing select wells as well as providing strategic geologic and petroleum engineering services, the Company retained a 30% interest in the JV Lands. North Peace earned a 70% interest in the property and was obligated to fund CDN$10 million in land acquisition and development costs. Thereafter, the Company is obligated to contribute 30% of all future development efforts based on the joint development plan and North Peace contributes 70% to future development costs. The Joint Venture specified that the Company would provide operations and accounting support until North Peace’s CDN$10 million in land acquisition and development costs were spent or until December 14, 2006, whichever was first. Upon completing the CDN$10 million land acquisition and drilling program by December 14, 2006, North Peace is obligated to provide operational and accounting support (see Note I, Subsequent Events). As of December 31, 2006 and September 30, 2006, the Joint Venture had capitalized land and development costs of $7,208,334 and $5,305,508, respectively.

The Company uses the equity method to account for its investment in the Joint Venture. Under the equity method of accounting, the Company's share of net income (loss) from the Joint Venture is reflected as an increase (decrease) in its investment accounts and is also recorded as equity loss from affiliates. As of December 31, 2006 and September 30, 2006, North Peace had contributed 100% of the funds required for the land acquisition and development costs. As a result, the Company has not reported a carrying value related to the 30% interest in the Joint Venture.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

Summarized financial position of the Joint Venture as of December 31, 2006 and September 30, 2006 are as follows:

	December 31, 2006	September 30, 2006

Non current assets(*)	$7,208,334	$5,305,508
Current liabilities - other	$484,844	$343,092

(*)	The above financial information of the Joint Venture is presented assuming all costs incurred by the Joint Venture are accounted for using the full cost accounting method.

NOTE C - CASH ADVANCES FROM JOINT VENTURE

As discussed in Note B, North Peace received a 70% interest in the property and was obligated to fund CDN$10 million in land acquisition and development costs. During the year ended September 30, 2006 and three months ended December 31, 2006, the Company received $2,877,436 and $630,097 related to North Peace’s cash call obligations, respectively. During the year ended September 30, 2006 and three months ended December 31, 2006, the North Peace also contributed land acquisition costs to the joint venture of $3,761,279 and $268,029 pursuant to the Joint Venture agreement terms, respectively. The Company made payments on behalf of the Joint Venture for drilling, strategic geologic and petroleum engineering services of $1,544,229 and $1,634,797 during the year ended September 30, 2006 and three months ended December 31, 2006. As of December 31, 2006 and September 30, 2006, the Company had received a cash advance in excess of the Joint Venture cash call obligations of $629,323 and $1,593,163, respectively.

NOTE D - NOTES PAYABLE (RELATED PARTIES)

As of December 31, 2006, the Company owed CDN $250,000 representing five shareholder notes dated March 19, 2006 of CDN $50,000. The note payable obligations matured as of March 19, 2007. Interest was charged at the Bank of Canada Bank Rate which averaged at the Canadian rate of 4.02% for the year ended September 30, 2006 and 4.50% for the three months ended December 31, 2006. As of December 31, 2006 and September 30, 2006, the outstanding principal balance was $224,471. The notes were subsequently repaid in connection with the Cold Flow acquisition (See Note I - Subsequent Events).

NOTE E - REDEEMABLE PREFERRED STOCK

The Company is authorized to issue unlimited shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

On April 12, 2006, the Company issued 6,333,332 shares of Class “I” redeemable preferred shares (the "Redeemable Preferred Shares") to the founders. The Redeemable Preferred Shares have voting rights and are entitled to a non-cumulative dividend as set by the Board of Directors. The Board of Directors did not authorize a dividend rate for the periods presented in these financial statements. Upon a liquidation, dissolution, bankruptcy or winding up of the Company, redeemable preferred shares receive full redemption rights at CDN$1 per share before any distribution to common shareholders.

The Redeemable Preferred Shares are non-voting, non-convertible and can be redeemed in whole or in part by the Company or by the shareholder at any time. The Company had 6,333,332 shares of Preferred Stock “Class I” issued and outstanding at September 30, 2006 and December 31, 2006. Since a shareholder can redeem the shares at any time, the Company has classified the redemption amount of CDN $6,333,332 or $5,686,572 as a current liability. The Company charged non-cash compensation expense of $5,686,572 relating to the issuance of the above preferred shares for the year ended September 30, 2006.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE F - COMMON STOCK

The Company is authorized to issue unlimited common shares.

On October 28, 2005, the company issued 100 Class “A” voting common shares for CDN$1 each. On April 12, 2006, the Company reorganized the capital structure whereby cancelling the initial 100 Class “A” common shares and reissued 800 shares for no additional consideration.

As of September 30, 2006 and December 31, 2006, the Company has 800 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

NOTE G- COMMITMENTS AND CONTINGENCIES

Operating Leases

In March 2006, the Company rented facilities with a monthly base rent of $243 per month. Total rent and related expenses of $2,494 and $3,674 were charged to operating expenses for the year ended September 30, 2006 and the period of September 15, 2005 (since inception) through December 31, 2006, respectively.

Employment Agreement

The Company has no employment agreements with its Executives and all Executives resigned from the Company as a result of the Cold Flow acquisition on March 2, 2007.

Consulting Agreements

The Company has consulting agreements with outside contractors, none of which are Company shareholders and directors.

On September 28, 2006, the Company engaged Granite Financial Group to act as investment advisor with Cold Flow Energy ULC transaction in exchange for a cash fee for 10% of gross transaction proceeds (subject to certain adjustments). The agreement expired on January 15, 2007. Granite Financial Group is controlled by a former director of Surge.

Litigation

From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

As of December 31, 2006 and September 30, 2006, the Company had aggregate unused Canadian net operating loss carryforwards of approximately $160,000 and $90,000, respectively, which expire through 2025 which may be subject to limitations. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely that the benefits will not be realized.

NOTE I - SUBSEQUENT EVENTS

On November 30, 2006, the Company and its shareholders entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”). Cold Flow is a wholly owned subsidiary of Surge Global Energy, Inc. (“Surge”), a United States based public company. Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow would purchase all of the issued and outstanding shares of the capital stock of the Company (the “Acquisition”) for a total purchase price of CDN$16,350,000, which consists of CDN$6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). On December 4, 2006, Cold Flow delivered an initial deposit of CDN$150,000, which deposit and any interest earned thereon was deducted from the cash portion of the purchase price.

Since completion of the Acquisition was extended beyond January 18, 2007, Cold Flow made an additional deposit of CDN$450,000 into escrow prior to January 18, 2007, which additional deposit and any interest earned thereon was deducted from the cash portion of the purchase price. On March 2, 2007, Surge completed its acquisition of the Company. In connection with the closing of the Acquisition, the parties amended the Stock Purchase Agreement on March 2, 2007 to modify the payment of the purchase price such that CDN$5,600,000 of the cash portion of the purchase price is now payable in promissory notes issued by Cold Flow in favor of 1304146 Alberta Ltd., which is an entity formed by the shareholders of the Company, and the remaining CDN$750,000 of the cash portion was paid in cash. In addition, through its indirectly-owned Canadian subsidiary, Cold Flow, Surge loaned CDN$250,000 to the Company for retirement of its shareholder loans and paid CDN$20,000 of its legal fees incurred with the Acquisition. As a result of the Acquisition, the Company became a wholly owned subsidiary of Cold Flow.

The Stock Purchase Agreement provides that Surge, Cold Flow, and Olympia Trust Company will enter into a Voting and Exchange Trust Agreement on the closing date and that Surge and Cold Flow will enter into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each Exchangeable Share is exchangeable into two shares of Surge’s common stock at any time from the closing until five years after the closing. In addition, Surge may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of Surge’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares. Should Surge be unable to fulfill its remaining secured note payable obligations of approximately CDN$4 million due by August 30, 2007, all cash monies advanced to the Company through that date will be forfeited and all shares and warrants shall be returned to Surge.

As Surge obtains equity financing in the future, the Company may sustain additional dilution to its equity interest in Surge.

The Stock Purchase Agreement provides a covenant by Surge to file with the United States Securities and Exchange Commission a registration statement registering the shares of Surge’s common stock issuable upon exchange of the Exchangeable Shares for resale by the Company shareholders. In addition, the Stock Purchase Agreement provides for representations and warranties, covenants regarding conduct of the parties prior to closing, and indemnification provisions typical of transactions involving the acquisition of a privately held company.

On December 15, 2006, North Peace was appointed operator of the JV Lands (see Note B - Investment in Joint Venture).

PEACE OIL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(INFORMATION SUBSEQUENT TO SEPTEMBER 30, 2006 AND
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 IS UNAUDITED)

NOTE J - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the year ended September 30, 2006, the Company incurred accumulated losses from operations of $5,786,070. The Company has historically used joint venture and related party debt financing to fund its operations. Until such time as we are able to generate significant cash flows from operations, we will be required to continue our reliance on investor financing and debt to fund our operations. In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that we can meet our obligations and sustain operations. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.